                                                                   EXHIBIT 10.24

                              SEVERANCE AGREEMENT
                              -------------------

     THIS SEVERANCE AGREEMENT (this "Agreement") is made and entered into as of this 15th day of January, 2000, by and between JAMES ROBERTS, a resident of St. Louis County, Missouri ("Roberts"), and DIGITAL BROADCAST NETWORK CORPORATION d/b/a Intira Corporation, a Missouri corporation ("Intira").

                                    RECITALS
                                    --------

     A.  Roberts is one of the founders and officers of Intira.

     B. Roberts and Intira are parties to that certain Employment Agreement, dated as of March 3, 1998 (the "Employment Agreement"); Roberts and Intira are a party to that certain Shareholders' Agreement dated as of March 3, 1999 (the "Restricted Common Stock Agreement") and that certain indemnification agreement dated June 15, 1998 ("Indemnification Agreement").

     C. Roberts desires to terminate his employment with Intira in order to develop and pursue other business ventures.

     D. Roberts and Intira desire to terminate the Employment Agreement and to set forth herein the agreement between them regarding Roberts' separation from employment with Intira.

     E. For and in consideration of the covenants, agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by Roberts and Intira, Roberts and Intira hereby agree as follows:

                                   AGREEMENT
                                   ---------

     1.  Resignation.  Roberts hereby resigns, effective as of the 15th day of
         -----------
January, 2000, which resignation shall be irrevocable and this Agreement shall constitute his resignation, as an employee of Intira without any further action on the part of Roberts or Intira. Intira shall pay and provide Roberts his current base salary through January 15, 2000, net of usual withholdings and Roberts shall provide such services to Intira as requested by Intira through January 15, 2000. Roberts and Intira hereby terminate the Employment Agreement effective as of January 15, 2000; provided, however, that Section 4 of the Employment Agreement (but not any other Sections of the Employment Agreement that could apply to such Section 4, such as Section 8 of the Employment Agreement) shall survive and remain in full force and effect as if republished and incorporated by reference herein.

     2.  Severance Payments and Other Benefits.
         -------------------------------------

         a. In consideration of the covenants and agreements of Roberts set forth in Section 3 hereof, Intira shall continue to pay Roberts, a bi-monthly severance payment equal to Roberts's base gross bi-monthly income, minus applicable federal and state tax withholding) through and including July 15, 2000.

         b. Intira shall continue to maintain, at the sole cost and expense of Intira, health and dental insurance coverage, on the same terms, conditions and coverage as exist on the date hereof, for Roberts and his eligible dependents (which shall include those persons in, Roberts' family currently covered under Intira's health and insurance coverage) from the date hereof until January 14, 2001. Alternatively, Roberts may, at his option at any time between the date hereof and January 14, 2001, obtain his own policy of health and dental insurance coverage (on terms no less favorable than the terms under Intira's existing coverage) for Roberts and his eligible dependents (which shall include those persons in Roberts' family currently covered under Intira's health and insurance coverage) and Intira shall pay the costs and expenses of such insurance coverage until January 14, 2001 in an amount not to exceed the amount that Intira would be responsible for under the first sentence of this Section 2.b.

         c. Intira shall, in compliance with COBRA, offer Roberts and his eligible dependents continuation coverage in compliance with COBRA from and after January 14, 2001, at the sole cost and expense of Roberts.

         d. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts payable, or in any way diminish, Roberts' rights under any benefit, 401(k), retirement, defined contribution, defined benefit or other plan or arrangement as of the date of this Agreement.

     3.  Non-Competition.
         ---------------

         a. From the date hereof and for one (1) year thereafter (the "Restricted Period"), Roberts shall not, within the continental United States, directly or indirectly, acting alone or with others, voluntarily or involuntarily, own, operate, engage in, have an interest in, control through stock ownership or otherwise, or become employed by, work for, advise, be connected with, consult with or represent in any capacity or in any manner whatsoever in any role, any individual, firm, corporation, partnership, association or other entity (other than Intira) who or which is engaged in business as a "Netsourcing company" (as such terms are used and described in Intira's current business plan, website or marketing materials which are incorporated herein by this reference); provided, however, that the foregoing restrictions shall not be construed or otherwise interpreted so as to prevent Roberts from owning stock or other securities in a company if (i) such stock or securities are owned for investment purposes only, (ii) Roberts does not, directly or indirectly, acting alone or with others, participate in the management or operation of such company, and (iii) such company has a class of stock publicly traded or tradeable on the New York Stock Exchange, The Nasdaq National Market or any other recognized national stock exchange (no Internet alternative trading system or order matching system shall be considered a national stock exchange for this purpose).

         b. During the Restricted Period, Roberts shall not, either directly or indirectly, either on his own behalf or on behalf of any other individual, firm, corporation, partnership, association or other entity, approach or solicit customers of Intira as of the date hereof with a view towards diverting or attempting to divert from Intira any business which Intira has enjoyed, to Roberts or to any other individual, firm, corporation, partnership, association or other entity. During the Restricted Period, Roberts shall not, directly or indirectly, either on his own behalf or on behalf of any other individual, firm, corporation, partnership, association or other entity, approach or solicit employees, consultants, or other associates of Intira with a view towards terminating said employee's, consultant's or other associate's employment, relationship or association with Intira; provided, however, that the foregoing restrictions shall not apply to any person who shall have been terminated by Intira.

         c. Roberts shall keep all Confidential Information (as defined below in this Section 3(c)) in the strictest confidence and shall not discuss, publish, communicate, transmit, reproduce or otherwise disclose such Confidential Information to anyone who is not a professional advisor of Roberts. In the event that Roberts shall become legally compelled to disclose any of the Confidential Information, Roberts shall provide Intira with prompt notice thereof so that Intira may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy shall not be obtained by Intira or Intira shall have waived compliance with the provisions of this Agreement, then Roberts shall furnish or cause to be furnished only that portion of the Confidential Information which Roberts shall have been legally required to furnish. The term "Confidential Information," as used herein, shall mean any communication disclosed to Roberts by Intira or known by Roberts as a consequence of or through his past or present employment or business relationship with Intira, which constitutes Intira's proprietary and non-public method(s) of doing business, including, but not limited to, any information related to trade secrets, pricing formulas, know-how, test data, customer lists, vendor lists, training and operating manuals, software and reporting systems; provided, however, that the term "Confidential Information" shall not include such portions of any such communication or information which: (i) are or become generally available to the public other than as a result of a disclosure by Roberts in violation of his obligation of confidentiality hereunder; or (ii) become available to Roberts on a non-confidential basis from a source which is not prohibited from disclosing such information to Roberts by a legal, contractual or fiduciary obligation to Intira.

     4.  Releases.
         --------

         a. Intira (on behalf of itself and its shareholders, officers, directors, employees, affiliates, agents, successors and assigns) hereby irrevocably, unconditionally and forever releases, waives, discharges and covenants not to sue Roberts (and his heirs, personal representatives and advisors) from and with respect to any and all claims, charges, debts, judgments, demands, liabilities, obligations, damages and causes of action (personal, statutory or otherwise) whether known or unknown, matured or unmatured, fixed or contingent, which Intira (or its shareholders, officers, directors, employees, affiliates, agents, successors and assigns) may have or assert against Roberts (and his heirs and personal representatives), for any reason whatsoever, for, or arising out of, or related to, or in connection with, actions or omissions occurring or matters existing prior to or as of the date hereof, including, but not limited to, any such matter as arises out of, relates to or is in connection with Roberts' capacity as a shareholder, director, officer or agent of Intira (including, for example, claims for breach of fiduciary duties, corporate opportunities or otherwise). This release and covenant shall not apply to actions to enforce the express terms and provisions of this Agreement or to third party claims against Intira in connection with Roberts' sale of his Intira stock. Intira also shall indemnify and hold harmless Roberts (and his heirs and personal representatives) from any and all claims, damages and losses (including reasonable attorneys' fees) suffered or incurred by Roberts in connection with any personal guarantees made by Roberts, if any, prior to the date hereof with respect to any debts or obligations of Intira.

          This is a full and general release which includes, without limitation, a release of any right Intira may have to sue, with respect to the matters described above: (1) under Title VII of the Civil Rights Act of 1964, as amended, (2) under the Civil Rights Act of 1866, 42 U.S.C. (S) 1981, (3) under the Age Discrimination in Employment Act, 29 U.S.C. (S) 621 et seq., (4) under
                                                            -------
the Missouri Human Rights Act, Chapter 213 of the Missouri Revised Statutes, (5) under any ordinance of the City of St. Louis, (6) Executive Order 11246 or any other state, federal, or local law, ordinance, or regulation dealing with employment discrimination, discrimination on the basis of age or gender, or other form of discrimination, or retaliation for filing any charge or claim, complaining about any practice or conduct or participating or testifying in any investigation, (7) under the Family and Medical Leave Act of 1993, 29 US.C (S) 2601 et seq., (8) under (S) 290.140 of the Missouri Revised Statutes, (8) under
     -------
the National Labor Relations Act, (9) under the Employee Retirement Income Security Act of 1974, as amended, (10) under the Missouri Minimum Wage Act, Sections 290.500-530 of the Missouri Revised Statutes and Section 290.080 et
                                                                          --
seq. of the Missouri Revised Statutes, (11) under any federal or state securities laws, (12) under the Fair Labor Standards Act of 1938, as amended, or the Equal Pay Act, (13) under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or any other law regarding insurance continuation, (14) for damages of any kind including but not limited to damages for personal, emotional, or economic injury, damage to reputation, breach of contract, wrongful discharge, or violation of implied or express contract rights under any state, federal, or local law, decision, or regulation, (15) for lost pay, reinstatement, liquidated damages, or any other form of equitable relief, (16) for overtime pay, vacation or sick pay, violation of any equal pay law, sex discrimination, severance pay, attorneys' fees, expert's fees, or costs, and (17) for personal injury, slander, libel, defamation, fraud, misrepresentation, intimidation, retaliation, intentional tort, economic loss, intentional or negligent infliction of emotional distress, costs, damages, punitive damage, front pay, failure to grant insurance continuation, retaliation, retaliatory or wrongful discharge, breach of contract, or breach of an implied contract.

          This release shall not extinguish the obligation of Intira to indemnify Roberts in accordance with the Indemnification Agreement or otherwise its indemnification obligations arising under its articles or bylaws arising prior to the date of this agreement.

          b. Roberts (on behalf of himself and his heirs, personal representatives and companies or other entities wholly-owned by Roberts and/or Roberts and his spouse and/or children) hereby irrevocably, unconditionally and forever releases, waives, discharges and covenants not to sue Intira (and its shareholders, officers, directors, employees, affiliates, advisors, agents, successors and assigns) from and with respect to any and all claims, charges, debts, judgments, demands, liabilities, obligations, demands and causes of action (personal, statutory or otherwise) whether known or unknown, matured or unmatured, fixed or contingent, which Roberts (and his heirs, personal representatives and companies or other entities wholly-owned by Roberts and/or Roberts and his spouse and/or children) may have or assert against Intira, its shareholders, officers, directors, employees, affiliates, advisors, agents, successors and assigns, for any reason whatsoever, for, or arising out of, or related to, or in connection with, actions or omissions occurring or matters existing prior to or as of the date hereof. This release and covenant shall not apply to (i) actions to enforce the express terms and conditions of this Agreement, and (ii) any claim, charge, debt, judgement, liability, loss, cause of action or other matter that does not arise out of or in connection with, or relate to either (x) the business or operations of Intira or (y) the ownership of Intira stock or other Intira securities.

          This is a full and general release which includes, without limitation, a release of any right Roberts may have to sue, with respect to the matters described above: (1) under Title V11 of the Civil Rights Act of 1964, as amended, (2) under the Civil Rights Act of 1866, 42 U.S.C. (S) 1981, (3) under the Age Discrimination In Employment Act, 29 U.S.C. (S) 621 et seq., (4) under
                                                            -------
the Missouri Human Rights Act, Chapter 213 of the Missouri Revised Statutes, (5) under any ordinance of the City of St. Louis, (6) Executive Order 11246 or any other state, federal, or local law, ordinance, or regulation dealing with employment discrimination, discrimination on the basis of age or gender, or other form of discrimination, or retaliation for filing any charge or claim, complaining about any practice or conduct or participating or testifying in any investigation, (7) under the Family and Medical Leave Act of 1993, 29 U.S.C. (S) 2601 et seq., (8) under (S) 290.140 of the Missouri Revised Statutes, (8) under
     -------
the National Labor Relations Act, (9) under the Employee Retirement Income Security Act of 1974, as amended, (10) under the Missouri Minimum Wage Act, Sections 290.500-530 of the Missouri Revised Statutes and Section 290.080 et
                                                                          --
seq. of the Missouri Revised Statutes, (11) under any federal or state
----
securities laws, (12) under the Fair Labor Standards Act of 1938, as amended, or the Equal Pay Act, (13) under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or any other law regarding insurance continuation, (14) for damages of any kind including but not limited to damages for personal, emotional, or economic injury, damage to reputation, breach of contract, wrongful discharge, or violation of implied or express contract rights under any state, federal, or local law, decision, or regulation, (15) for lost pay, reinstatement, liquidated damages, or any other form of equitable relief, (16) for overtime pay, vacation or sick pay, violation of any equal pay law, sex discrimination, severance pay, attorneys' fees, expert's fees, or costs, and (17) for personal injury, slander, libel, defamation, fraud, misrepresentation, intimidation, retaliation, intentional tort, economic loss, intentional or negligent infliction of emotional distress, costs, damages, punitive damage, front pay, failure to grant insurance continuation, retaliation, retaliatory or wrongful discharge, breach of contract, or breach of an implied contract.

          Roberts hereby waives any and all rights to request a service letter under Section 290.140 R.S.Mo., and agrees not to request any such letter. Roberts further agrees that for purposes of any such letter or other inquiry, the reason for his cessation of employment is his voluntary resignation.

     5.   Rights as Shareholder.  The provisions of this Agreement shall not
          ---------------------
affect or otherwise diminish the rights that Roberts has as of the date hereof as a shareholder of Intira provided however, Roberts hereby agrees (which such agreement shall be binding on his successors and assigns) that, if so requested by any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of Intira under the federal securities and exchange acts ("Securities Act"), Roberts shall not sell or otherwise transfer any shares or other securities of Intira during the 180-day period (or such other shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by Intira) (the "Market Standoff Period") following the effective date of a registration statement of Intira filed tinder the Securities Act. Such restriction shall apply only to the first registration statement of Intira to become effective under the Securities Act that includes securities to be sold on behalf of Intira to the public in an underwritten public offering under the Securities Act. Intira may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The obligation not to sell shares of Intira during the Market Standoff Period shall apply to Roberts only if Roberts receives terms relating thereto at least as favorable

(applied to Roberts on the basis of the proportion of the number of shares owned by Roberts to the number of shares owned by such other shareholder if such terms depend upon the number of shares owned) as the terms agreed to by Intira or the Managing Underwriter to induce any other shareholder who signs a similar agreement not to sell shares of Intira, including without limitation, the exclusion of any shares from such agreement or the reserving of shares for such shareholder to purchase under Intira's first effective registration statement. The immediately foregoing sentence shall not apply to: (i) Timothy M. Roberts or the Roberts Family Trust, (ii) the rights of shareholders holding Series A Preferred Stock that exist prior to their execution of any agreement requested by the Managing Underwriter restricting the right to sell shares, or (iii) the rights of Ascend Communications and Stifel Capco that exist prior to their execution of any agreement requested by the Managing Underwriter restricting the right to sell shares.

     6.  Invalidity of Provisions: Independence of Certain Provisions.  In the
         ------------------------------------------------------------
event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any court or other body having appropriate jurisdiction determines that any provision of this Agreement is invalid or unenforceable because it is too broad or otherwise unreasonable (including the area and duration of the restraints on competition provided in Section 3 hereof), such overbroad or unreasonable provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

   7.  Governing Law.  This Agreement shall be construed and governed by the
       -------------
laws of the State of Missouri.

   8.  Successors and Assigns.  This Agreement shall be binding upon and inure
       ----------------------
to the benefit of any successors or assigns of Intira and this Agreement shall be binding upon and inure to the benefit of the heirs and personal representatives of Roberts. In the event that Intira is merged with or consolidated into another entity or sells or transfers all or substantially all of its assets, then the survivor of such merger or consolidation or the purchaser of such assets, as the case may be, shall assume all of the obligations of Intira hereunder.

   9.  No Waiver.  Any delay or failure by Intira or Roberts to exercise a right
       ---------
under this Agreement, or a partial or singe exercise of that right, shall not constitute a waiver of that or any other right.

   10.  Entire Agreement.  This writing contains the whole and entire agreement
        ----------------
of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings; provided, however, that this Agreement shall not supersede or otherwise terminate the Shareholders' Agreement or the Indemnification Agreement which shall continue in full force and effect in accordance with their respective terms.

   11.  Amendments.  No amendments or variations of the term or conditions of
        ----------
this Agreement shall be valid unless in writing and signed by the parties thereto.

   12.  Registration Rights.  Roberts shall be entitled to receive registration
        -------------------
rights with respect to his shares of Intira stock on terms that are at least as favorable as the terms granted by Intira to its officer(s), director(s), executive(s), and/or employee(s).

   13.  Miscellaneous.
        -------------

        a. Intira and Roberts shall, within five (5) days after the date hereof, change the billing on his cellular phone to his personal account and Roberts shall thereafter pay all outstanding amounts due as of such date.

        b. At the time of signing this Agreement, Intira and Roberts shall cancel his Intira American Express credit cards, if any. Contemporaneous with the execution of this Agreement, Roberts shall pay or otherwise reimburse Intira for all personal obligations incurred by Roberts under such credit cards then outstanding. Roberts hereby represents and warrants that he has no other credit arrangements or obligations in respect of which Intira is or could become liable in whole or part.

        c. Intira shall promptly forward to Roberts (at the address set forth in Section 14.a hereof or at such other address as Roberts may from time to time designate in writing to Intira) personal mail, packages, faxes and other correspondence sent to Roberts at the Intira offices from and after the date hereof.

   14.  Counterpart Facsimile Execution.  For purposes of this Agreement, a
        -------------------------------
document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document.
No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section 14.

   15.  Amendment to Shareholders' Agreement.  The Company and Roberts agree
        ------------------------------------
that Article II.1 of the Shareholders' Agreement is hereby amended so that the period that the Company has to exercise its option to repurchase Roberts' stock shall begin on the date hereof and end on the date 60 days thereafter. The Company and Roberts further agree that the Company shall only have the right to exercise the option during said 60 day period in the event that Roberts either breaches this Agreement and fails to cure such breach within 5 business days after receipt of written notice from the Company, or engages in activity that irreparably harms the Company. The parties agree that Roberts shall have no opportunity to cure any activity that irreparably harms the Company. In the event that the Company exercises its option hereunder, it shall pay the purchase price by delivering a cashier's check to Roberts for the full amount of the purchase price. All other terms of the Restricted Stock Agreement shall remain, except as otherwise provided in section 15 of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Severance Agreement as of the date above written.

     I HAVE READ THIS SEVERANCE AGREEMENT, UNDERSTANDING ALL ITS TERMS, AND SIGN IT AS MY FREE ACT AND DEED.


                                    /s/ James Roberts
                                    -----------------
                                    James Roberts

     I HAVE READ THIS SEVERANCE AGREEMENT & UNDERSTANDING ALL ITS TERMS, AND SIGN IT ON BEHALF OF INTIRA AS THE FREE ACT AND DEED OF INTIRA WITH FULL AUTHORITY TO EXECUTE THIS DOCUMENT ON BEHALF OF INTIRA.

                                    DIGITAL BROADCAST NETWORK CORPORATION
                                    d/b/a Intira Corporation



                                    By:__________________________________

                            LETTER OF UNDERSTANDING
                            -----------------------

     This Letter of Understanding is made and entered into as of this 15th day of January, 2000 by and between JAMES ROBERTS, a resident of St. Louis County, Missouri ("Roberts") and DIGITAL BROADCAST NETWORK CORPORATION d/b/a INTIRA CORPORATION, a Missouri corporation ("Intira"), as an addendum to the Severance Agreement, a copy of which is attached.

     1.   Paragraph 3, Non-Competition, shall have no application to the
                       ---------------
following entities:

     .    Phoenix Networks
          1842 Lackland Hill Parkway
          St. Louis, Missouri 63146

     .    Broadband Investment Group, L.L.C. ("Broadband")
          1842 Lackland Hill Parkway
          St. Louis, Missouri 63146

     Roberts acknowledges that Timothy M. Roberts, who is affiliated with Broadband, is subject to a restriction on solicitation of employees of Intira and that Roberts will not accept employment with Broadband unless Intira waives such restriction.

     2. Roberts is entitled to ownership and possession, at no additional cost to him, of the three (3) nature-scape framed photos by Peter Jackson that were obtained for his office.

     IN WITNESS WHEREOF, the undersigned have executed this Letter of Understanding as the date above written.

JAMES ROBERTS                       DIGITAL BROADCAST NETWORK

                                    CORPORATION d/b/a INTIRA CORPORATION

/s/ James Roberts                   By: /s/ David Boone
---------------------------             -----------------------------